                                                             Exhibit 4




                             GENEVA STEEL COMPANY,

                                   as Issuer,

                                      and

                             BANKERS TRUST COMPANY,

                                   as Trustee

                            -----------------------

                                   INDENTURE

                          Dated as of January 15, 1994

                            -----------------------

                          CROSS-REFERENCE TABLE
                          ---------------------
TIA Section                                                                 Indenture Section
- -----------                                                                 -----------------
#   310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .                   7.10
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . .                   7.10
         (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .        7.8; 7.10; 10.2
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
#   311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   7.11
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   7.11
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
#   312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    2.5
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   10.3
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   10.3
#   313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    7.6
         (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . .                    7.6
         (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . .                    7.6
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .              7.6; 10.2
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    7.6
#   314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .              4.7; 10.2
#   314  (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . .                   10.4
         (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . .                   10.4
         (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   10.5
         (f)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
#   315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                 7.1(b)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .              7.5; 10.2
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .                 7.1(a)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .                 7.1(c)
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   6.11
#   316  (a) (last sentence)  . . . . . . . . . . . . . . . . . .                    2.9
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . .                    6.5
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .                    6.4
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .                   N.A.
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    6.7
#   317  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . .                    6.8
         (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .                    6.9
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    2.4
#   318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .                   10.1

- --------------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS

Section                                                                   Page
- -------                                                                   ----
                                ARTICLE I

                            DEFINITIONS AND
                      INCORPORATION BY REFERENCE
1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . .           1
1.2      Incorporation by Reference of Trust
           Indenture Act  . . . . . . . . . . . . . . . . . . . .          16
1.3      Rules of Construction  . . . . . . . . . . . . . . . . .          17

                                ARTICLE II

                              THE SECURITIES
2.1      Form and Dating  . . . . . . . . . . . . . . . . . . . .          17
2.2      Execution and Authentication   . . . . . . . . . . . . .          18
2.3      Registrar and Paying Agent   . . . . . . . . . . . . . .          18
2.4      Paying Agent To Hold Money in Trust  . . . . . . . . . .          19
2.5      Securityholder Lists   . . . . . . . . . . . . . . . . .          20
2.6      Transfer and Exchange  . . . . . . . . . . . . . . . . .          20
2.7      Replacement Securities   . . . . . . . . . . . . . . . .          21
2.8      Outstanding Securities   . . . . . . . . . . . . . . . .          21
2.9      Treasury Securities  . . . . . . . . . . . . . . . . . .          22
2.10     Temporary Securities   . . . . . . . . . . . . . . . . .          22
2.11     Cancellation   . . . . . . . . . . . . . . . . . . . . .          22
2.12     Defaulted Interest   . . . . . . . . . . . . . . . . . .          23
2.13     CUSIP Number   . . . . . . . . . . . . . . . . . . . . .          23
2.14     Deposit of Moneys  . . . . . . . . . . . . . . . . . . .          23

                                ARTICLE III

                                REDEMPTION
3.1      Notices to Trustee   . . . . . . . . . . . . . . . . . .          24
3.2      Selection of Securities To Be
           Redeemed   . . . . . . . . . . . . . . . . . . . . . .          24
3.3      Notice of Redemption   . . . . . . . . . . . . . . . . .          25
3.4      Effect of Notice of Redemption   . . . . . . . . . . . .          26
3.5      Deposit of Redemption Price  . . . . . . . . . . . . . .          26
3.6      Securities Redeemed in Part  . . . . . . . . . . . . . .          26

Section                                                                  Page
- -------                                                                  ----

                                ARTICLE IV

                                 COVENANTS
4.1      Payment of Securities  . . . . . . . . . . . . . . . . .          27
4.2      Corporate Existence  . . . . . . . . . . . . . . . . . .          27
4.3      Payment of Taxes and Other Claims  . . . . . . . . . . .          28
4.4      Maintenance of Properties; Insurance;
           Books and Records; Compliance with
           Law  . . . . . . . . . . . . . . . . . . . . . . . . .          27
4.5      Compliance Certificates  . . . . . . . . . . . . . . . .          28
4.6      Reports  . . . . . . . . . . . . . . . . . . . . . . . .          29
4.7      Further Assurance to the Trustee   . . . . . . . . . . .          30
4.8      Limitation on Additional Indebtedness  . . . . . . . . .          30
4.9      Limitation on Sale-Leaseback
           Transactions   . . . . . . . . . . . . . . . . . . . .          32
4.10     Limitation on Liens  . . . . . . . . . . . . . . . . . .          33
4.11     Limitation on Restricted Payments  . . . . . . . . . . .          35
4.12     Disposition of Proceeds of Asset
           Sales  . . . . . . . . . . . . . . . . . . . . . . . .          37
4.13     Limitation on Transactions with
           Affiliates   . . . . . . . . . . . . . . . . . . . . .          41
4.14     Change of Control  . . . . . . . . . . . . . . . . . . .          42
4.15     Limitation on Dividends and Other
           Payment Restrictions Affecting
           Subsidiaries   . . . . . . . . . . . . . . . . . . . .          44
4.16     Conflicting Agreements   . . . . . . . . . . . . . . . .          45
4.17     Waiver of Usury Laws   . . . . . . . . . . . . . . . . .          45
4.18     Limitation on Investments, Loans and
           Advances   . . . . . . . . . . . . . . . . . . . . . .          45
4.19     Limitation on Issuance and Sale of
           Capital Stock of Subsidiaries  . . . . . . . . . . . .          46

                                 ARTICLE V

                           SUCCESSOR CORPORATION
5.1      When Company May Merge, Etc.   . . . . . . . . . . . . .          46
5.2      Successor Entity Substituted   . . . . . . . . . . . . .          47

                                ARTICLE VI

                           DEFAULT AND REMEDIES
6.1      Events of Default  . . . . . . . . . . . . . . . . . . .          47
6.2      Acceleration   . . . . . . . . . . . . . . . . . . . . .          49
6.3      Other Remedies   . . . . . . . . . . . . . . . . . . . .          50
6.4      Waiver of Past Default   . . . . . . . . . . . . . . . .          51

Section                                                                   Page
- -------                                                                   ----
6.5      Control by Majority  . . . . . . . . . . . . . . . . . .          51
6.6      Limitation on Suits  . . . . . . . . . . . . . . . . . .          51
6.7      Rights of Holders To Receive Payment   . . . . . . . . .          52
6.8      Collection Suit by Trustee   . . . . . . . . . . . . . .          52
6.9      Trustee May File Proofs of Claim   . . . . . . . . . . .          52
6.10     Priorities   . . . . . . . . . . . . . . . . . . . . . .          53
6.11     Undertaking for Costs  . . . . . . . . . . . . . . . . .          54

                                ARTICLE VII

                                  TRUSTEE
7.1      Duties of Trustee  . . . . . . . . . . . . . . . . . . .          54
7.2      Rights of Trustee  . . . . . . . . . . . . . . . . . . .          56
7.3      Individual Rights of Trustee   . . . . . . . . . . . . .          57
7.4      Trustee's Disclaimer   . . . . . . . . . . . . . . . . .          57
7.5      Notice of Defaults   . . . . . . . . . . . . . . . . . .          57
7.6      Reports by Trustee to Holders  . . . . . . . . . . . . .          57
7.7      Compensation and Indemnity   . . . . . . . . . . . . . .          58
7.8      Replacement of Trustee   . . . . . . . . . . . . . . . .          59
7.9      Successor Trustee by Merger, Etc.  . . . . . . . . . . .          61
7.10     Eligibility; Disqualification  . . . . . . . . . . . . .          61
7.11     Preferential Collection of Claims
           Against Company  . . . . . . . . . . . . . . . . . . .          61

                               ARTICLE VIII

                    DISCHARGE OF INDENTURE; DEFEASANCE
8.1      Termination of Company's Obligations   . . . . . . . . .          61
8.2      Legal Defeasance and Covenant
           Defeasance   . . . . . . . . . . . . . . . . . . . . .          63
8.3      Application of Trust Money   . . . . . . . . . . . . . .          67
8.4      Repayment to Company   . . . . . . . . . . . . . . . . .          67
8.5      Reinstatement  . . . . . . . . . . . . . . . . . . . . .          67

                                ARTICLE IX

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS
9.1      Without Consent of Holders   . . . . . . . . . . . . . .          68
9.2      With Consent of Holders  . . . . . . . . . . . . . . . .          68
9.3      Compliance with Trust Indenture Act  . . . . . . . . . .          70
9.4      Revocation and Effect of Consents  . . . . . . . . . . .          70
9.5      Notation on or Exchange of Securities  . . . . . . . . .          71
9.6      Trustee To Sign Amendments, Etc.   . . . . . . . . . . .          71

Section                                                                       Page
- -------                                                                       ----

                                 ARTICLE X

                               MISCELLANEOUS
10.1         Trust Indenture Act Controls   . . . . . . . . . . . . .          72
10.2         Notices  . . . . . . . . . . . . . . . . . . . . . . . .          72
10.3         Communications by Holders with Other
               Holders  . . . . . . . . . . . . . . . . . . . . . . .          73
10.4         Certificate and Opinion of Counsel as
               to Conditions Precedent  . . . . . . . . . . . . . . .          73
10.5         Statements Required in Certificate and
               Opinion of Counsel   . . . . . . . . . . . . . . . . .          73
10.6         Rules by Trustee, Paying Agent,
               Registrar  . . . . . . . . . . . . . . . . . . . . . .          74
10.7         Legal Holidays   . . . . . . . . . . . . . . . . . . . .          74
10.8         Governing Law  . . . . . . . . . . . . . . . . . . . . .          74
10.9         No Recourse Against Others   . . . . . . . . . . . . . .          74
10.10        Successors   . . . . . . . . . . . . . . . . . . . . . .          75
10.11        Duplicate Originals  . . . . . . . . . . . . . . . . . .          75
10.12        Separability   . . . . . . . . . . . . . . . . . . . . .          75
10.13        Table of Contents, Headings, Etc.  . . . . . . . . . . .          75

SIGNATURES    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          76

EXHIBIT A      -  Form of Security

         INDENTURE dated as of January 15, 1994, between GENEVA STEEL COMPANY, a Utah corporation, as Issuer (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 9 1/2% Senior Notes Due 2004 of the Company (the "Securities") to be issued as provided for in this Indenture.

         The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1  Definitions.

         "Account" has the meaning assigned to that term in the UCC.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or assumed in connection with an Asset Acquisition by such Person, including, without limitation, Indebtedness incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or such acquisition.

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Affiliate Transaction" has the meaning provided in Section 4.13.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any of its Subsidiaries in any other Person, or acquisition or purchase of Capital Stock by the Company or any of its Subsidiaries in any other Person, in either case, pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (ii) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

         "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person (including by way of merger) other than the Company or a Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or asset of the Company or any Subsidiary of the Company, in each case, other than Inventory in the ordinary course of business and other than such isolated transactions which do not involve aggregate consideration in excess of $500,000 individually (any consideration other than cash to be valued in good faith by the Company's Board of Directors). For the purposes of this definition, the term "Asset Sale" shall not include (x) sales of receivables not a part of a sale of the business from which they arose, (y) any disposition of properties and assets of the Company or any Subsidiary that is governed under and complies with Section 4.9 or 5.1 hereof or (z) transfers of assets to any Person solely in exchange for assets which are related to the Company's business and which have a Fair Market Value at least equal to the Fair Market Value of the assets transferred.

         "Asset Sale Offer" has the meaning provided in Section 4.12(a)(ii).

         "Asset Sale Payment Date" means, with respect to any Available Amount from an Asset Sale, the earliest of (x) the 330th day following receipt of such Available Amount if no written commitments to apply such Available Amount to a use other than an Asset Sale Offer have been entered into within 270 days of such Asset Sale, (y) the 360th day following receipt of such Available Amount and (z) such earlier date on which an Asset Sale Offer shall expire.

         "Available Amount" has the meaning provided in Section 4.12(a)(ii).

         "Bankruptcy Law" means Title 11 of the United States Code or any other bankruptcy, insolvency or similar federal or state law for the relief, reorganization, adjustment or recomposition of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors authorized to act for it hereunder.

         "Board Resolution" means a copy of a resolution certified by the Secretary, an Assistant Secretary or any Vice President of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in Salt Lake City, Utah and the City of New York, State of New York are required or authorized by law or other governmental action to be closed.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than an Affiliate of the Company or a Permitted Person, (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing shareholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, and (iii) a Person or Group of Persons (other than a Permitted Person) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors. For purposes of the foregoing, a "Permitted Person" shall mean any holder or a group consisting solely of holders of the Class B Common Stock of the Company on the Issue Date, any spouse or child of such holder or any person who is an Affiliate of such holder or such spouse or child. For the avoidance of doubt, in construing the foregoing, indirect ownership of an entity and indirect holding of interests or voting power of an entity, such as through a holding company or otherwise, shall constitute ownership of such entity and holding of interests or voting power of such entity within the meaning of the foregoing.

         "Change of Control Date" has the meaning provided in Section 4.14 of this Indenture.

         "Change of Control Offer" has the meaning provided in Section 4.14 of this Indenture.

         "Change of Control Payment Date" has the meaning provided in Section
4.14 of this Indenture.

         "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding on the Issue Date or issued after such date, and includes, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

         "Consolidated Cash Flow" means, with respect to any Person (including its Subsidiaries) for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of (i) all United States Federal, state and foreign income taxes of such Person paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), (ii) all interest expense of such Person paid or accrued in accordance with GAAP (net of any interest income) for such period (including amortization of original issue discount and the interest portion of deferred payment obligations), (iii) depreciation, and (iv) amortization, including, without limitation, amortization of capitalized debt issuance costs.

         "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of (i) Consolidated Cash Flow of such Person for the two full fiscal quarters for which financial statements are available that immediately precede the date of the proposed transaction or other circumstances giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) all cash and non-cash interest expense of such Person and its Subsidiaries determined in accordance with GAAP (net of any interest income of such Person and its Subsidiaries and excluding deferred financing fees of such Person and its Subsidiaries) for such two full fiscal quarter period plus all cash and non-cash interest capitalized by such Person and its Subsidiaries in accordance with GAAP for such two fiscal quarter period. For purposes of this definition, if the Transaction Date is to occur prior to the date on which the Company's consolidated financial statements for the two full fiscal quarters subsequent to the Issue Date are first available, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such two full fiscal quarter period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and the items referred to in the preceding clause (ii) shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence and/or retirement of any Indebtedness of such Person or any of its Subsidiaries at any time during the period (the

"Reference Period") (A) commencing on the first day of the two full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence and/or retirement of the Indebtedness giving rise to the need to make such calculation, as if such incurrence and/or retirement occurred on the first day of the Reference Period (for the avoidance of doubt, in construing the foregoing provision, Indebtedness otherwise permitted and incurred simultaneously with the incurrence of Indebtedness giving rise to the need to make the pro forma calculation shall be excluded from such calculation); provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisitions, as if such Asset Sale or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness to be incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate based upon a factor of a prime or similar rate shall be deemed to have been in effect; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "Other Person") in which the Person in question or any of its Subsidiaries has a less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses shall be excluded.

         "Custodian" has the meaning provided in Section 6.1(b).

         "Default" means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date of the Securities.

         "Event of Default" has the meaning provided in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder by the SEC.

         "Exchange Debentures" has the meaning provided in Section 4.8.

         "Existing Senior Notes" means the Company's (i) 11.4% Senior Notes issued pursuant to Note Agreements dated as of March 1, 1990, (ii) 10.55% Senior Notes issued pursuant to Note Agreements dated as of August 15, 1991 and
(iii) 11 1/8% Senior Notes due 2001 issued pursuant to the indenture dated as of March 15, 1993.

         "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee with respect to all assets or property having a Fair Market Value in excess of $1,000,000.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of determination.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "incur" means, with respect to any Indebtedness, to directly or indirectly, create, incur, assume, issue, guarantee or otherwise become liable for or with respect to such Indebtedness; and the terms "incurred," "incurrence" and "incurring" have meanings correlative to the foregoing; provided, however, that a change in GAAP that results in an obligation of any Person that exists at such time becoming Indebtedness of such Person shall not be deemed an incurrence of such Indebtedness by such Person.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar debt instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to payment of the deferred purchase price of property; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its contractual liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or (iii). Notwithstanding the foregoing, the liability or obligation of a Person under any appeal or reimbursement obligation entered into with respect to any judgment shall not constitute Indebtedness. For the avoidance of doubt, in construing the foregoing definition, guaranties by the Company or any of its Subsidiaries of Indebtedness, which Indebtedness is incurred by the Company or any of its Subsidiaries pursuant to, and in compliance with, Section 4.8 hereof, shall not constitute Indebtedness within the meaning of the foregoing definition.

         "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

         "interest," when used with respect to any Security, means the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(a)(vi) and
(vii) or which would have accrued but for any such event.

         "Interest Payment Date," when used with respect to any Security, means the stated maturity of an installment of interest specified in such Security.

         "Interest Rate" when used with respect to any Security, means the rate per annum specified in such Security as the rate of interest accruing on the principal amount of such Security.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Inventory" has the meaning assigned to that term in the UCC.

         "Investments" has the meaning provided in Section 4.18.

         "Issue Date" means February 1, 1994.

         "Legal Holiday" means any day other than a Business Day.

         "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

         "Material Subsidiary" means, at any particular time, any Subsidiary of any Person that (a) accounted for more than 10% of the consolidated revenues of such Person and its Subsidiaries on a consolidated basis for the most recently completed fiscal year of such Person or (b) was the owner of more than 10% of the assets of such Person and its Subsidiaries on a consolidated basis as at the end of such fiscal year, all as shown on the consolidated financial statements of such Person and its Subsidiaries for such fiscal year.

         "Maturity Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale (including retirements of Indebtedness under the Working Capital Facility) to the extent required pursuant to the terms of such Indebtedness; and (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred by the Company in connection therewith).

         "Officer" means the Chairman, the President, any Vice President, the Chief Financial Officer, the General Counsel, the Treasurer, the Secretary, the Chief Accounting Officer or the Controller of the Company.

         "Officer's Certificate" means a certificate signed by an Officer, unless the context herein requires more than one Officer's signature.

         "Opinion of Counsel" means a written opinion from legal counsel, which may include counsel to the Company.

         "Paying Agent" has the meaning provided in Section 2.3 except that, for the purposes of Section 4.14 and Articles III and VIII, the Paying Agent shall not be the Company, any Subsidiary of the Company or any of their respective Affiliates.

         "Permitted Investments" means (i) obligations of or guaranteed by the U.S. government due within one year; (ii) certificates of deposit or eurodollar deposits due within one year with a commercial bank having capital funds of at least $100,000,000 or more; (iii) commercial paper rated A-2, P-2 or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iv) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded either of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc.; (v) debt of or guaranteed by any state or political subdivision that is rated A or better; and (vi) Repurchase Agreements.

         "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases; (e) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business; (f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; and (g) security for obligations of the Company or any Material Subsidiary with respect to surety, appeal, reclamation, performance or other similar bonds.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "principal" of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

         "Private Debt" means the aggregate approximately $90 million principal amount of privately placed senior and subordinated Indebtedness to be repaid with the proceeds from the sale of the Securities.

         "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

         "Redeemable Preferred Stock" has the meaning provided in Section 4.8.

         "Redemption Date" means, with respect to any Security, the Maturity Date of such Security or the date on which such Security is to be redeemed by the Company pursuant to the terms of the Securities.

         "Registrar" has the meaning provided in Section 2.3.

         "Repurchase Agreements" means repurchase agreements, reverse repurchase agreements or similar agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in Federal Financial Agreements of Depository Institutions with Securities and Others (or any successor guidelines), as adopted by the Comptroller of the Currency.

         "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on or in respect of the Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company excluding Disqualified Stock), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities (other than subordinated Indebtedness of the Company outstanding as of the Issue Date and other than subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) the making of any Investment or guarantee of any Investment in any Person other than pursuant to clauses (i) through (v) and (vii) of Section 4.18.

         "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

         "SEC" means the Securities and Exchange Commission and shall include any successor organization.

         "Securities" means the 9 1/2% Senior Notes Due 2004 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

         "Subsidiary" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and a Subsidiary of the Company or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee. An Unrestricted Subsidiary may be designated as a Subsidiary at any time by the Company by written notice to the Trustee, provided, that, if such Unrestricted Subsidiary is an obligor of any Indebtedness, immediately after giving effect to such designation, the Company could incur $1.00 of Indebtedness pursuant to
Section 4.8.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ## 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" when used with respect to the Trustee means the Chairman or any Vice-Chairman of the Board of Directors, the Chairman or any Vice-Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust Committee, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller or any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Utah.

         "U.S. Government Obligations" has the meaning provided in Section
8.1(b).

         "Unrestricted Subsidiary" means any Subsidiary of the Company which at the time of creation or acquisition thereof (and at no other time) by the Company is designated by written notice to the Trustee as an Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Subsidiary at a later date as provided in the definition of Subsidiary.

         "Wholly-Owned Subsidiary" means any Subsidiary of the Company, 100% of the outstanding Capital Stock of which (other than Shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by the Company, by a Wholly-Owned Subsidiary of the Company or by the Company and a Wholly-Owned Subsidiary of the Company.

         "Working Capital Facility" means the Revolving Credit Agreement, dated as of April 29, 1992, among the Company, the financial institutions party thereto, Citibank, N.A., as Issuer, and Citicorp USA, Inc., as Agent, and any other agreement, instrument, facility or arrangement intended to provide working capital (including any asset securitization facility involving the sale of accounts), as the same may at any time be amended, amended and restated, supplemented or otherwise modified, including any refinancing, refunding, replacement or extension thereof and whether by the same or any other lender or groups of lenders.

         "Working Capital Proceeds" has the meaning provided in Section 4.12.

         SECTION 1.2  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         (a)   "Commission" means the SEC;

         (b)   "indenture securities" means the Securities;

         (c)   "indenture security holder" means a Securityholder;

         (d)   "indenture to be qualified" means this Indenture;

         (e) "indenture trustee" or "institutional trustee" means the Trustee; and

         (f) "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

         SECTION 1.3  Rules of Construction.

         Unless the context otherwise requires:

         (a)   a term has the meaning assigned to it;

         (b)   "or" is exclusive;

         (c) words in the singular include the plural, and words in the plural include the singular;

         (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

         (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.


                                   ARTICLE II

                                 THE SECURITIES

         SECTION 2.1  Form and Dating.

         The Securities and the Trustee's certificates of authentication with respect thereto shall be substantially in the form set forth in Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are expressly made, a part of this Indenture.

         SECTION 2.2  Execution and Authentication.

         Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall from time to time authenticate Securities for original issue in an aggregate principal amount not to exceed $190,000,000, upon receipt of an Officer's Certificate signed by two Officers directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $190,000,000 except as provided in Section 2.7.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

         SECTION 2.3  Registrar and Paying Agent.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

         The Company initially appoints the Trustee, as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

         SECTION 2.4  Paying Agent To Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and the Company (by means of an Officer's Certificate) and the Paying Agent (if different than the Trustee) shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided, however, that if the Company, any Subsidiary or any of their respective Affiliates act as Paying Agent, it shall segregate such money and hold it in a separate trust fund under this Indenture. The Company at any time may require the Paying Agent (if different than the Trustee) to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i), (ii) or
(iii), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

         SECTION 2.6  Transfer and Exchange.

         When Securities are presented to the Registrar or a co-registrar with a request from the Holder of such Securities to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Securities evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 4.12, 4.14 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed. The Securities shall also be subject to any restrictions on transfer set forth on the face of such Securities.

                 SECTION 2.7  Replacement Securities.

                 If a mutilated Security is surrendered to the Registrar or the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer from the replacement of such lost, destroyed or wrongfully taken Security. The Company may charge such Holder for the Company's expenses in replacing such Security and the Trustee may charge the Company for the Trustee's expenses in replacing such Security. Every replacement Security shall constitute an additional obligation of the Company.

                 Without limiting the provisions of Section 2.6, in case any such mutilated, destroyed, lost or stolen Security has become or is to become due and payable within 15 days, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 SECTION 2.8  Outstanding Securities.

                 The Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for (a) those cancelled by it,
(b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in
Section 8.1 or 8.2 have been satisfied, those Securities theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless each of the Trustee and the Company receives proof satisfactory to it that the replaced

Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Company.

                 If the Paying Agent holds, in its capacity as such, on the Maturity Date or on any optional redemption date, money sufficient to pay the principal of, and accrued interest on such Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

                 SECTION 2.9  Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company, any Subsidiary or Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities that the Trustee actually knows are so owned shall be so disregarded.

                 SECTION 2.10  Temporary Securities.

                 Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                 SECTION 2.11  Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Securities unless the Company directs the Trustee in writing to return such Securities to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Securities to replace, Securities that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

                 SECTION 2.12  Defaulted Interest.

                 If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix, or cause to be fixed, such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail, or cause to be mailed, to each Securityholder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                 SECTION 2.13  CUSIP Number.

                 The Company in issuing the Securities may use a "CUSIP" number and, if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                 SECTION 2.14  Deposit of Moneys.

                 On each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                  ARTICLE III

                                   REDEMPTION

                 SECTION 3.1  Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed.

                 The Company shall give each notice provided for in this
Section 3.1 at least 45 days before the Redemption Date (and in any event, at least 10 days prior to the date notice pursuant to Section 3.3 will be mailed to the Holders) (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

                 SECTION 3.2  Selection of Securities
                              To Be Redeemed.

                 If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Securities selected for redemption and, in the case of Securities selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 SECTION 3.3  Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first class mail to each Holder of Securities to be redeemed and the Trustee and any Paying Agent.

                 The notice shall identify the Securities to be redeemed and shall state:

                 (a)      the Redemption Date;

                 (b) the redemption price and the amount of accrued interest, if any, to be paid;

                 (c)      the name and address of the Paying Agent;

                 (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

                 (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

                 (f) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

                 (g) if less than all of the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities estimated to be outstanding after such partial redemption; and

                 (h)   the CUSIP number, if any, pursuant to Section 2.13.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                 SECTION 3.4  Effect of Notice of Redemption.

                 Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

                 SECTION 3.5  Deposit of Redemption Price.

                 On the Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date.

                 If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Securities.

                 SECTION 3.6  Securities Redeemed in Part.

                 Upon surrender to the Paying Agent of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                   COVENANTS

                 SECTION 4.1  Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.

                 An installment of principal or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds designated for and sufficient to pay such installments.

                 The Company shall pay interest on overdue principal and (to the extent permitted by law) on overdue installments of interest at the rate borne by the Securities.

                 SECTION 4.2  Corporate Existence.

                 Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to preserve any such existence, rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the loss thereof is not adverse in any material respect to the Holders.

                 SECTION 4.3  Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity or the payment thereof is being contested in good faith by appropriate negotiations or proceedings and for which amounts adequate reserves (in the good faith judgment of the Board of Directors of the Company) have been made.

                 SECTION 4.4 Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                 (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear and shut-downs for maintenance, repairs and improvements and obsolescence excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto (obsolescence excepted).

                 (b) The Company and each of its Subsidiaries shall maintain insurance (including self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to companies similarly situated in the industry and with similar facilities according to their respective locations.

                 (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP.

                 (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which is reasonably likely to materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                 SECTION 4.5  Compliance Certificates.

                 (a) The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year, and within 90 days after the end of such fiscal year an Officer's Certificate, signed by the Company's principal executive officer, principal financial officer or principal accounting officer, stating (i) that a review of the activities of the Company during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and
(ii) that, to the best knowledge of the Officer signing such certificate, the Company is not in default in the performance or observance of any of the terms or provisions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such officer may have knowledge).

                 (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.6 shall be accompanied by a written statement of the Company's independent public accountants that (i) their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and
(ii) in connection with their audit nothing has come to their attention that would lead them to believe that the Company was not in compliance with the provisions of this Indenture insofar as they relate to accounting matters or, if any such non-compliance exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, not later than 30 days after an Officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                 SECTION 4.6  Reports.

                 The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA # 314(a), at any time that the Company has a class of securities registered under the Exchange Act, the Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA # 314(a). In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

                 SECTION 4.7  Further Assurance to the Trustee.

                 The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

                 SECTION 4.8  Limitation on Additional Indebtedness.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including any Acquired Indebtedness), except for the following (each of which shall be given independent effect):

                   (i)    Indebtedness under the Securities and this Indenture;

                  (ii) Indebtedness outstanding from time to time pursuant to the Working Capital Facility in aggregate principal amount not to exceed the sum of 85% of the net book value of the Accounts and proceeds thereof and 65% of the net book value of Inventory and proceeds thereof of the Company and its Subsidiaries, in each case calculated in accordance with GAAP;

                 (iii) other Indebtedness not to exceed $20,000,000 in aggregate principal amount at any one time outstanding;

                  (iv)    Indebtedness outstanding on the Issue Date;

                   (v) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the Consolidated Interest Coverage Ratio of the Company would be greater than or equal to 1.5:1 on or prior to March 15, 1996 and 2.0:1 thereafter;

                  (vi) Indebtedness not to exceed $40,000,000 in aggregate principal amount at any one time outstanding, the proceeds of which are applied solely to expenditures made in the ordinary course of business, which are accounted for as additions to property, plant and equipment in accordance with GAAP and are useful in the type of business of the Company conducted on the Issue Date;

                 (vii) obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary pursuant to such agreements, in any case incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company or such Subsidiary, other than guaranties of obligations incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

                (viii) obligations in respect of performance bonds and surety bonds entered into in the ordinary course of business of the Company or any Subsidiary;

                  (ix) obligations under currency hedging agreements and Interest Rate Protection Obligations;

                   (x) obligations under guaranties of liabilities of employees, not to exceed $5,000,000 in aggregate principal amount at any one time outstanding;

                  (xi) obligations under guaranties of Indebtedness of suppliers, licensees, franchisees or customers, incurred in the ordinary course of business, not to exceed $10,000,000 in aggregate principal amount at any one time outstanding;

                 (xii) Indebtedness incurred to repurchase shares of, or options to purchase shares of, the Company's Capital Stock from employees of the Company or any of its Subsidiaries or guaranties by the Company of Indebtedness incurred in connection with borrowings by such employees exclusively for the purpose of exercising options to purchase the Company's Capital Stock in an aggregate amount not to exceed $3,000,000 at any one time outstanding;

                (xiii) Indebtedness of a Subsidiary to the Company or another Subsidiary;

                 (xiv) Indebtedness represented by the Subordinated Debentures Due 2003 (the "Exchange Debentures") issued on or after March 15, 1996 in exchange for the Company's Cumulative Redeemable Exchangeable Preferred Stock (the "Redeemable Preferred Stock");

                  (xv) Indebtedness of the Company owed to any Subsidiary, provided that any such Indebtedness is unsecured and subordinated in right of payment to the Securities;

                 (xvi)    Indebtedness evidenced by Repurchase Agreements; and

                (xvii) Indebtedness constituting replacements, renewals, refinancings and extensions of the Indebtedness incurred under clauses
         (i), (iv), (v) and (xiv) above; provided, that any such replacement, renewal, refinancing and extension (A) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended, (B) shall not exceed the principal amount (plus accrued interest) of the Indebtedness being replaced, renewed, refinanced or extended, and (C) shall not rank, in right of payment with respect to the Securities, prior to the

         Indebtedness being replaced, renewed, refinanced or extended.

                 SECTION 4.9  Limitation on Sale-Leaseback
                              Transactions.

                 (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction, except with another Subsidiary of the Company.

                 (b) Notwithstanding paragraph (a) of this Section 4.9, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions if
(i) after giving pro forma effect to any such Sale-Leaseback Transaction at the time such transaction is entered into, the Company is in compliance with
Section 4.8 (with the Company's lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this Section 4.9), (ii) the Net Proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value of such property (determined by the Company's Board of Directors), and (iii) the Company or such Subsidiary shall apply the Net Cash Proceeds of such sale as provided in Section 4.12.

                 SECTION 4.10  Limitation on Liens.

                 The Company shall not, and shall not permit, cause or suffer any of its Material Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it unless the Securities are also equally and ratably secured by such Lien, except for the following:

                   (i)    Liens existing as of the Issue Date;

                  (ii) purchase money mortgages or pledges or other purchase money Liens upon any property acquired by the Company or any Subsidiary after the Issue Date acquired or held by such entity in the ordinary course of business and securing solely the purchase price of such property or Indebtedness (including related performance or payment obligations) incurred solely for the purpose of financing the acquisition of such property (but only to the extent the Indebtedness secured by such Liens shall otherwise be permitted under this Indenture), which Liens shall not secure

         Indebtedness, in aggregate principal amount, in excess of $80,000,000;

                 (iii) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided such Liens do not extend to or cover any property or assets of the Company or any of its other Subsidiaries (other than the property or assets so acquired);

                  (iv) Liens on the Inventory, Accounts, general intangibles, and proceeds therefrom of the Company and its Subsidiaries securing Indebtedness (and related payment and performance obligations) under the Working Capital Facility, agreements relating to Interest Rate Protection Obligations and currency hedging or swap agreements;

                   (v) easements, reservations, licenses, rights-of-way, zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (vi) Liens for property taxes for property that the Company or any Subsidiary has determined to abandon, provided that (i) if the book value of such property shall at the date of determination exceed $500,000, the Board of Directors of the Company or any Subsidiary, as the case may be, shall have determined that the fair market value of such property as of the date of determination does not exceed the then outstanding amount of the property tax for such property and (ii) the sole recourse for such tax, assessment, charge or levy is to such property;

                 (vii) leases and subleases of property which do not interfere with the ordinary conduct of the business of the Company or any of its

         Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

                (viii) Liens securing Indebtedness (including related payment and performance obligations) which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced;

                  (ix)    Permitted Liens; and

                   (x) Liens securing Indebtedness or other obligations of the Company or any Subsidiary not in excess of $10,000,000 in the aggregate.

                 SECTION 4.11  Limitation on Restricted Payments.

                 (a) Subject to Section 4.11(b), the Company shall not make, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                   (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                  (ii) at the time of such Restricted Payment the Company's Consolidated Interest Coverage Ratio is at least 1.5:1 (provided, that this clause (ii) shall not apply to (A) the making or guaranteeing of any Investments constituting Restricted Payments or (B) the payment of dividends on Redeemable Preferred Stock); and

                 (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (A) 50% of the Company's cumulative Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after December 31, 1993, (B) 100% of the aggregate Net Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock

         (other than Disqualified Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital invested for such Investment and the cost thereof, in either case less the cost of such disposition, and
         (D) $20,000,000. For purposes of determining under this clause (iii) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                   (b)    The provisions of Section 4.11(a) shall not prohibit:

                   (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

                  (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness of the Company by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock (other than Disqualified Stock) of the Company or by the payment of cash not to exceed $1,000,000 for fractional shares;

                 (iii) the redemption or retirement of subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of subordinated Indebtedness (other than any subordinated Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Securities;

                  (iv) the retirement of any shares of Disqualified Stock by conversion into, or by exchange for, shares of Disqualified Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Stock;

                   (v) the retirement of the Redeemable Preferred Stock in exchange for the Exchange Debentures;

                  (vi) the repurchase of the Redeemable Preferred Stock or Exchange Debentures at a price not to exceed 101% of liquidation value plus accrued dividends or principal amount plus accrued interest, as the case may be, within 120 days after the occurrence of a Change of Control (provided, that before repurchasing any such Redeemable Preferred Stock or Exchange Debentures the Company shall have first or simultaneously made a Change of Control Offer for all Securities and repurchased all Securities tendered pursuant thereto); or

                 (vii) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any Subsidiary from the employees of the Company or any Subsidiary pursuant to the terms of the form of agreements under which employees purchase, or are granted the option to purchase, shares of Capital Stock of the Company or any Subsidiary not to exceed $2,000,000 in any fiscal year.

                 In determining the amount of Restricted Payments permissible under clause (iii) of paragraph (a) above, the amounts expended pursuant to clauses (i), (ii), (vi) and (vii) of paragraph (b) above after the Issue Date shall be included as Restricted Payments.

                 SECTION 4.12  Disposition of Proceeds of Asset Sales.

                 (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (i) such Asset Sale is for Fair Market Value, (ii) either (A) the Net Proceeds therefrom consist of at least 80% cash or Permitted Investments, or Indebtedness of the Company or its Subsidiary assumed by the purchaser and the Company or its Subsidiary is released from such Indebtedness or (B) after giving effect to such Asset Sale the Company and its Subsidiaries hold in the aggregate no more than $5,000,000 of Net Proceeds, other than cash and Permitted Investments, received in Asset Sales, and (iii) the Company or such Subsidiary, as the case may be, shall apply any Net Cash Proceeds therefrom as follows:

                   (i) first, to the extent such Net Cash Proceeds are received from an Asset Sale involving the sale, transfer or disposition of Inventory, Accounts or intangibles ("Working Capital Proceeds"), to satisfy all mandatory repayment obligations, if any, under the Working Capital Facility arising by reason of such Asset Sale; and

                  (ii) second, out of any Working Capital Proceeds remaining after application pursuant to the preceding paragraph (i), together with any Net Cash Proceeds received from an Asset Sale not involving the sale, transfer or disposition of Inventory, Accounts or intangibles or proceeds therefrom (the "Available Amount"), the Company shall make an offer to purchase free and clear of Liens (the "Asset Sale Offer") from all holders, ratably (based on the then outstanding principal amounts thereof) of the Securities and the Existing Senior Notes and any other senior Indebtedness of the Company then outstanding which requires such purchase, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities, the Existing Senior Notes and such other senior Indebtedness equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, provided, however, that the Company will not be required to apply pursuant to this clause (ii) Net Cash Proceeds received from any Asset Sale if, and only to the extent that, such Net Cash Proceeds are committed in writing to be applied to acquire or construct property or assets (and costs related to such acquisition) in lines of business related to the Company's and its Subsidiaries' business at such time within 270 days of such Asset Sale, and are so applied within 360 days of such Asset Sale; and, provided, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $2,500,000 resulting from one or more Asset Sales (at which time, the entire unutilized Available Amount, and not just the amount in excess of $2,500,000, shall be applied as required pursuant to this clause (ii)). The Asset Sale Offer shall remain open for a period of at least 20 business days. To the extent the Asset Sale Offer is not fully subscribed to by the Securityholders and holders of Existing Senior Notes and such other senior Indebtedness, the Company may use such unutilized portion of the Available Amount for any purpose consistent with the other terms of the Indenture.

                 (b) The Company shall provide the Trustee with notice of the Asset Sale Offer at least 30 days before any notice of any Asset Sale Offer is mailed to Holders of the

Securities (unless the Trustee agrees to a shorter period, which agreement shall not be unreasonably withheld). Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this Section 4.12;

                   (ii) the purchase price (including the amount of accrued interest, if any) for each Security and the Asset Sale Payment Date;

                  (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                   (iv) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

                    (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day next preceding the Asset Sale Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing his election to have such Securities purchased;

                  (vii) that if Securities, Existing Senior Notes and such other senior Indebtedness in a principal amount in excess of the Available Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities, Existing Senior Notes and such other senior Indebtedness on a pro rata basis among the Securities, Existing Senior Notes and such other senior Indebtedness based first, as among the Securities, the issues of Existing Senior Notes and such other senior Indebtedness, on the then outstanding principal amounts of the Securities, each issue of Existing Senior Notes and such other senior Indebtedness and second, as among the Securities, based on the principal amounts of the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                   (ix) the instructions that Holders must follow in order to tender their Securities.

                  On or before the Asset Sale Payment Date, the Company shall
(i) accept for payment, on a pro rata basis among the Securities, Existing Senior Notes, and other senior Indebtedness (subject to adjustment as contemplated by clause (vii) above), Securities, Existing Senior Notes and other senior Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent on the Asset Sale Payment Date money, in immediately available funds, in an amount sufficient to pay the purchase price of all Securities, Existing Senior Notes and other senior Indebtedness or portions thereof so tendered and accepted (but not in excess of the Available Amount) and (iii) deliver to the Paying Agent the Securities so accepted together with an Officer's Certificate setting forth the Securities, Existing Senior Notes and other senior Indebtedness or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. To the extent an Asset Sale Offer is not fully subscribed to by the Holders and the holders of Existing Senior Notes and other senior Indebtedness, the Company may use any unutilized portion of the Available Amount for any purpose consistent with the terms of this Indenture. The Paying Agent shall promptly deliver to the Company the balance of any such Available Amount held by the Paying Agent after payment to the holders of Securities as aforesaid.

                 The Company shall comply, to the extent applicable, with the requirements of any applicable securities laws or regulations in connection with the repurchase of Securities, Existing Senior Notes and other senior Indebtedness pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

                 (c)   No transaction or action otherwise permitted under this
Section 4.12 shall occur until the Trustee shall have received an Officer's Certificate as to (i) the Company's compliance with this Section 4.12 and (ii) the fulfillment of all conditions precedent to such transaction or action.

            SECTION 4.13  Limitation on Transactions with
                          Affiliates.

                 The Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are fair to the Company or such Subsidiary, as the case may be, and except for any distributions permitted by Section 4.11. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $2,000,000 shall be approved by the Board of Directors of the Company or any such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that the Board of Directors have determined in good faith that such transaction complies with the provisions of this Section 4.13. Notwithstanding the foregoing, this Section 4.13 shall not apply to transactions between the Company and its Subsidiaries or among such Subsidiaries.

            SECTION 4.14  Change of Control.

                 In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the holders of Securities in writing of such occurrence and shall make an offer to purchase free and clear of Liens (the "Change of Control Offer") on a Business Day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Securities then outstanding (and not currently being redeemed) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

                 Notice of a Change of Control Offer shall be mailed by the Company not less than 30 days nor more than 45 days before the Change of Control Payment Date to the holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                 (a) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered in whole or in part (and not concurrently being redeemed) will be accepted for payment;

                 (b) the purchase price (including the amount of accrued interest, if any) for each Security and the Change of Control Payment Date;

                 (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                 (d) that, unless the Company defaults on making the payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day next preceding the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                 (f) that Holders of Securities will not be entitled to withdraw their election once made without the consent of the Company;

                 (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                 (h) the instructions that Holders must follow in order to tender their Securities; and

                 (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.6), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

                 On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officer's Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any portions of Securities not so tendered shall be promptly mailed or delivered by the Company to the Holder thereof.

                 The Company shall comply, to the extent applicable, with the requirements of any applicable securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

            SECTION 4.15  Limitation on Dividends and Other
                          Payment Restrictions Affecting
                          Subsidiaries.

                 The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary, (b) make any loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company or to any Subsidiary, except, in each case, for such encumbrances or restrictions existing under, contemplated by or by reason of (or similar to those existing in) (i) the Securities or this Indenture, (ii) any restrictions existing under or contemplated by agreements in effect on the Issue Date, including, without limitation, restrictions under the Working Capital Facility as in effect on the Issue Date, (iii) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the Issue Date, in existence at the time such Person becomes a Subsidiary or immediately thereafter (but not created in contemplation of such Person becoming a Subsidiary), (iv) customary non-assignment provisions contained in contracts and agreements to which a Subsidiary is or becomes a party and (v) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (i), (ii) or
(iii) above, provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness being refinanced.

            SECTION 4.16  Conflicting Agreements.

                 The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on or in respect of the Securities required by the terms thereof and of this Indenture, as in effect from time to time.

            SECTION 4.17  Waiver of Usury Laws.

                 The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.18  Limitation on Investments,
                          Loans and Advances.

                 The Company shall not make and shall not permit any of its Subsidiaries to make any capital contributions, advances or loans to, or investments or purchases of Capital Stock in, any other Person (collectively, "Investments"), except: (i) Investments by the Company in or to any Subsidiary and Investments in or to the Company or a Subsidiary by any Subsidiary (provided that such Investments by the Company in or to any Subsidiary pursuant to this clause (i) shall not exceed, individually or in the aggregate, 10% of the total assets of the Company and its Subsidiaries determined on a consolidated basis at the time such Investment is made); (ii) Investments represented by Accounts created or acquired in the ordinary course of business and any evidence of Indebtedness received with respect to such Accounts; (iii) advances to employees in the ordinary course of business; (iv) Investments under or pursuant to agreements relating to Interest Rate Protection Obligations; (v) Investments made pursuant to and as permitted by
Section 4.11; (vi) Permitted Investments; and (vii) other Investments not to exceed $6,000,000 in the aggregate in Unrestricted Subsidiaries, in other Persons in which the Company or a Subsidiary and one or more third parties have an ownership interest or in any other Person, whether the Company or a Subsidiary has any such interest, provided that if the Consolidated Interest Coverage Ratio of the Company at the time any such Investment is made is at least 1.5:1, Investments made pursuant to this clause (vii) shall not exceed $20,000,000 in aggregate principal amount.

            SECTION 4.19  Limitation on Issuance and Sale
                          of Capital Stock of Subsidiaries.

                 The Company shall not permit any Subsidiary to issue any Capital Stock (other than to the Company or to a Subsidiary) or permit any Person (other than the Company or a Subsidiary) to own any Capital Stock of any Subsidiary; provided, however, that the Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company to any Person.

                                 ARTICLE V

                           SUCCESSOR CORPORATION

            SECTION 5.1  When Company May Merge, Etc.

                 The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of Affiliated Persons in a single transaction or through a series of transactions unless:

                 (a) either (i) the Company shall be the continuing or surviving Person, or (ii) the resulting, surviving or transferee Person (the "surviving entity") shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

                 (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture;

                 (c) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred by the Company or the surviving entity or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

                 (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company could incur $1.00 of Indebtedness as permitted under Section 4.8.

                 SECTION 5.2  Successor Entity Substituted.

                 Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein.

                                ARTICLE VI

                           DEFAULT AND REMEDIES

            SECTION 6.1  Events of Default.

                 (a)   An "Event of Default" occurs if:

                 (i) the Company defaults in the payment of any interest on the Securities when it becomes due and payable or of the principal of the Securities pursuant to an offer to purchase required hereunder and any such Default continues for a period of 30 days;

                 (ii) the Company defaults in the payment of the principal of the Securities when the same becomes due and payable;

                 (iii) the Company defaults in the performance of, or breaches, any covenant in this Indenture (other than defaults or breaches specified in clause (i) or (ii) above), and such default or breach continues for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities;

                 (iv) failure by the Company or any Material Subsidiary (A) to make any payment when due (after giving effect to any applicable grace period) with respect to one or more classes or issues of other Indebtedness in an aggregate principal amount of $10,000,000 or more at the date of determination; or (B) to perform any term, covenant, condition or provision of one or more classes or issues of other Indebtedness in an aggregate principal amount of $10,000,000 or more at the date of determination, which failure, in the case of either clause
      (A) or (B), results in an acceleration of the maturity thereof;

                 (v) one or more final judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Material Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

                 (vi) the Company or any Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                          (A)   commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                          (D) makes a general assignment for the benefit of its creditors, or

                          (E) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                 (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

                          (B) appoints a Custodian of the Company or any Material Subsidiary of the Company for all or substantially all of its properties, or

                          (C) orders the liquidation of the Company or any Material Subsidiary of the Company,

                 and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                 (b) For purposes of this Section 6.1, the term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors.

                 (c) Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company or any other Person.

            SECTION 6.2  Acceleration.

                 If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or (vii) with respect to the Company) occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon any such declaration such principal amounts shall become due and payable immediately. If an Event of Default specified in
Section 6.1(a)(vi) or (vii) with respect to the Company occurs and is continuing, then the principal of and accrued interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, have been cured or waived, other than the non-payment of principal of and accrued interest on the Securities that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.3  Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.4  Waiver of Past Default.

                 Subject to Sections 6.7 and 9.2, the Holders of at least a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default specified in Section 6.1(a)(i) or (ii) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and ceases.

            SECTION 6.5  Control by Majority.

                 The Holders of at least a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (iii) may involve the Trustee in personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss, expense or liability caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            SECTION 6.6  Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                 (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

                 (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                 (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                 (e) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request.

                 The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of or accrued interest on such Security on or after the respective due dates set forth in such Security.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

            SECTION 6.7  Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

            SECTION 6.8  Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the Interest Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 6.9  Trustee May File Proofs of Claim.

                 The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Subsidiaries of the Company, their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

            SECTION 6.10  Priorities.

                 If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

         First:  to the Trustee for all amounts due under
         Section 7.7;

         Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

         Third: to Holders for principal amounts owing under the Securities and other amounts owing to the Holders with respect to the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and other amounts owing to the Holders with respect to the Securities; and

         Fourth:  to the Company.

                 Notwithstanding Section 2.12, the Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

            SECTION 6.11  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

            SECTION 7.1  Duties of Trustee.

                 (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of an Event of Default actually known to the Trustee:

                 (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                 (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (g) of this Section 7.1.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may hereafter agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) The Trustee may refuse to perform any duty or exercise any right or power unless it is provided adequate funds to enable it to do so and it receives indemnity reasonably satisfactory to it in its sole discretion against any loss, liability, fee or expense.

            SECTION 7.2  Rights of Trustee.

            Subject to Section 7.1:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                 (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

                 (d)   The Trustee shall not be liable for any action it takes
         or omits to take in good faith which it believes       to be
         authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence.

                 (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) Subject to clause (a) of Section 7.1 hereof, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            SECTION 7.3  Individual Rights of Trustee.

                 The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

            SECTION 7.4  Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the recitals contained herein or the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the issuance of the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.5  Notice of Defaults.

                 If a Default or an Event of Default with respect to the Securities occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 60 days after the occurrence and during the continuance thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Securityholders if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

            SECTION 7.6  Reports by Trustee to Holders.

                 To the extent required by TIA # 313(a), within 30 days after March 1 of each year commencing with the first such day falling after the Issue Date, and for as long as there are Securities outstanding hereunder, the Trustee shall mail to each Securityholder a brief report dated as of such date that complies with TIA # 313(a). The Trustee also shall comply with TIA # 313(b), (c) and (d). A copy of such report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

                 The Company shall promptly notify the Trustee if the Securities become listed on any stock exchange, and the Trustee shall comply with TIA # 313(d).

            SECTION 7.7  Compensation and Indemnity.

                 The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time reasonable compensation for their respective services rendered hereunder as such parties may agree among themselves. The Trustee's, the Paying Agent's and the Registrar's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, the Paying Agent and the Registrar upon request for all reasonable out-of-pocket disbursements, expenses and advances (including fees and expenses of agents and counsel) incurred or made by each of them in addition to the compensation for their respective services. Such expenses shall include the reasonable compensation, reasonable out-of-pocket disbursements and expenses of the Trustee's, the Paying Agent's and the Registrar's agents and counsel.

                 The Company shall indemnify the Trustee, the Paying Agent and the Registrar for, and hold each of them harmless against, any claim or demand by a third party, or loss or liability to a third party incurred by each of them arising out of or in connection with the acceptance of this trust or the administration of this Indenture and their respective duties hereunder, and expenses (including but not limited to attorneys' fees and expenses) relating to such claim, demand or liability. Each of the Trustee, the Paying Agent and the Registrar shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. However, failure by the Trustee, the Paying Agent or the Registrar to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent or the Registrar through the Trustee's, the Paying Agent's or the Registrar's, as the case may be, own willful misconduct, negligence or bad faith.

                 To secure the Company's payment obligations in this Section 7.7, each of the Trustee, the Paying Agent and the Registrar shall have a lien prior to the Securities on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, as the case may be.

                 When any of the Trustee, the Paying Agent and the Registrar incurs expenses or renders services after an Event of Default specified in
Section 6.1(a)(vi) or (vii) with respect to the Company occurs and during the time it is continuing, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            SECTION 7.8  Replacement of Trustee.

                 The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                 (a)   the Trustee fails to comply with Section 7.10;

                 (b)   the Trustee is adjudged a bankrupt or an insolvent;

                 (c) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

                 (d)   the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

            SECTION 7.9  Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

            SECTION 7.10  Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA # 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA # 310(b); provided, however, that there shall be excluded from the operation of TIA # 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA # 310(b)(1) are met. The provisions of TIA # 310 shall apply to the Company, as obligor of the Securities.

            SECTION 7.11  Preferential Collection of
                            Claims Against Company.

                 The Trustee shall comply with TIA # 311(a), excluding any creditor relationship listed in TIA # 311(b). A Trustee who has resigned or been removed shall be subject to TIA # 311(a) to the extent indicated therein. The provisions of TIA # 311 shall apply to the Company, as obligor on the Securities.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.1  Termination of Company's Obligations.

                 The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust and thereafter repaid to the Company, as provided in Section 8.4) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

               (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements reasonably satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

               (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay principal of and interest on the outstanding Securities to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

               (c) the Company shall have paid all other sums payable by it hereunder; and

               (d) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

               Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.3, 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 7.7, 7.8, 8.4 and
8.5 in respect thereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.4 and
8.5 in respect thereof shall survive.

               After such delivery or irrevocable deposit the Trustee upon request shall promptly acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

               SECTION 8.2  Legal Defeasance and Covenant
                            Defeasance.

               (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

               (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall promptly execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.3, 2.6, 2.7 and 4.2, and, with respect to the Trustee, under Sections 7.7 and 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and (iv) this Section 8.2 and Section 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

               (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.5 through 4.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

               (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

               (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments and dedicated solely to the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal of and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of and interest on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

               (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(a)(vi) and
         (vii) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

               (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

               (vi) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the defeasance under paragraph
         (c) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

               (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

               Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

               SECTION 8.3  Application of Trust Money.

               The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

               SECTION 8.4  Repayment to Company.

               Subject to Sections 7.7, 8.1 and 8.2, the Trustee and/or the Paying Agent shall promptly pay to the Company, upon receipt by the Trustee or the Paying Agent of an Officer's Certificate, any excess money, determined in accordance with Sections 8.2(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officer's Certificate, any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

               SECTION 8.5  Reinstatement.

               With respect to the circumstances referred to in Sections 8.1(b) and 8.2, if the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal or interest on any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

               SECTION 9.1  Without Consent of Holders.

               The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

               (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

               (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (c)    to comply with any requirements of the SEC under the TIA;

               (d) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

               (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities in accordance with the provisions hereof; or

               (f) to make any change that does not adversely affect the rights of any Holder.

               SECTION 9.2  With Consent of Holders.

               Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to
Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount of the outstanding Securities affected may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

               (a) reduce the percentage in outstanding aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

               (b) reduce the rate of, change the method of calculation of, or extend the time for, payment of interest on any Security;

               (c) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (d) waive a default in the payment of the principal of, and interest on, or redemption payment or an offer to purchase required hereunder with respect to, any Security;

               (e) make the principal of, and interest on, any Security payable in any currency other than that stated in the Security;

               (f) after the Company's obligation to purchase the Securities in accordance with the Indenture following the occurrence of a Change of Control, waive any default in the performance thereof;

               (g)    adversely affect the ranking of the Securities;

               (h) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or


               (i)    modify this Section 9.2 or Section 6.4.

               It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

               SECTION 9.3  Compliance with Trust Indenture Act.

               Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

               SECTION 9.4  Revocation and Effect of Consents.

               Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under # 316(b) of the TIA.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (h) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

               SECTION 9.5  Notation on or Exchange of Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

               SECTION 9.6  Trustee To Sign Amendments, Etc.

               The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does adversely affect the rights, duties or immunities of the Trustee, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this

Article IX is authorized or permitted by this Indenture. The Company may not sign an amendment until its Board of Directors approves it.

                                   ARTICLE X

                                 MISCELLANEOUS

               SECTION 10.1  Trust Indenture Act Controls.

               If any provision of this Indenture limits, qualifies or conflicts with another provision which is deemed to be included in this Indenture under the TIA, the required TIA provision shall control.

               If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the later provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

               SECTION 10.2  Notices.

               Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail addressed as follows:

               (a)    if to the Company:

                      GENEVA STEEL COMPANY
                      10 South Geneva Road
                      Vineyard, Utah  84058
                      Attention:  Chief Financial Officer

               (b)    if to the Trustee:

                      BANKERS TRUST COMPANY
                      Four Albany Street
                      New York, New York  10006
                      Attention:  Corporate Trust and Agency Group

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Security-holder, including any notice delivered in connection with TIA

# 310(b), TIA # 313(c), TIA # 314(a) and TIA # 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               SECTION 10.3  Communications by Holders with Other
                             Holders.

               Securityholders may communicate pursuant to TIA # 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA # 312(c).

               SECTION 10.4  Certificate and Opinion of Counsel
                             as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officer's Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA # 314(c).

               SECTION 10.5  Statements Required in Certificate
                             and Opinion of Counsel.

               Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

               (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with and such other opinions as the Trustee may reasonably request.

               SECTION 10.6  Rules by Trustee, Paying Agent,
                             Registrar.

               The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

               SECTION 10.7  Legal Holidays.

               If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               SECTION 10.8  Governing Law.

               The internal laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

               SECTION 10.9  No Recourse Against Others.

               A trustee, director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

               SECTION 10.10  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

               SECTION 10.11  Duplicate Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

               SECTION 10.12  Separability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

               SECTION 10.13  Table of Contents, Headings, Etc.

               The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                                 GENEVA STEEL COMPANY



                                           By /s/ Dennis L. Wanlass
                                           ------------------------------------
                                           Title: Vice President, Treasurer and
                                                  Chief Financial Officer

                                                BANKERS TRUST COMPANY



                                           By /s/ Kathleen Boyd
                                           ------------------------------------
                                           Title: Vice President


                                           By /s/ Attest by Valerie Dunbar
                                           -------------------------------------
                                           Title: Assistant Vice President

                                                                    Exhibit A



                              GENEVA STEEL COMPANY


No.                                                                 $

                          9 1/2% SENIOR NOTE DUE 2004


                    GENEVA STEEL COMPANY promises to pay to


or registered assigns the principal sum of Dollars on January 15, 2004.

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1


                                               GENEVA STEEL COMPANY


                                               --------------------------------
                                               Chief Executive Officer


                                               --------------------------------
                                               President
Dated:

Trustee's Certificate of Authentication

               This is one of the 9 1/2% Senior Notes Due 2004 referred to in the within-mentioned Indenture.

BANKERS TRUST COMPANY,
  as Trustee


By:
   ------------------------
   Authorized Signatory

                             (REVERSE OF SECURITY)

                              GENEVA STEEL COMPANY

                          9 1/2% SENIOR NOTE DUE 2004

               1. Interest. GENEVA STEEL COMPANY, a Utah corporation (the "Company"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of 9 1/2% per annum. Interest on the Senior Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February 1, 1994 through but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15, July 15, and at the stated maturity, commencing July 15, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 9 1/2% per annum.

               2. Method of Payment. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the January 1 or July 1 preceding the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. The Company may mail an interest payment check to a Holder's registered address, or may pay interest by wire transfer to Holders owning at least $1,000,000 in principal amount of Senior Notes.

               3. Paying Agent and Registrar. Initially, Bankers Trust Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. Neither the Company nor any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

               4. Indenture. The Company issued the Senior Notes under an Indenture dated as of January 15, 1994 (the "Indenture") between the Company and Bankers Trust Company (the "Trustee"). This Senior Note is one of an issue of Senior Notes of the Company issued, or to be issued, under the Indenture. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ## 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Senior Notes are general unsecured obligations of the Company limited in aggregate principal amount to $190,000,000. The Indenture limits, among other things, the incurrence of Indebtedness by the Company and its Subsidiaries; Sale-Leaseback Transactions by the Company and its Subsidiaries; the creation of Liens by the Company and its Material Subsidiaries; purchases, redemptions, and other acquisitions or retirements of Capital Stock of the Company and its Subsidiaries; transactions by the Company and its Subsidiaries with their respective Affiliates; and the ability of the Company or any of its Subsidiaries to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions. The Company must report to the Trustee quarterly on compliance with the limitations contained in the Indenture.

               5. Optional Redemption. The Company, at its option, may redeem all or any of the Senior Notes, in whole or in part, at any time on or after January 15, 1999 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning January 15 of the years indicated below:

            Year                                Percentage
            ----                                ----------
            1999..............................     105.0%
            2000..............................     103.3%
            2001..............................     101.7%
            2002 and thereafter...............     100.0%

               Notwithstanding the foregoing, the Company may redeem in the aggregate up to $50,000,000 principal amount of Senior Notes at any time or from time to time prior to January 15, 1997 at a redemption price equal to 109.5% of the principal amount thereof plus accrued interest to the redemption date out of the Net Proceeds of a Public Equity Offering, provided that such redemption occurs within 90 days of such offering.

               6. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Senior Notes to be redeemed at such Holder's registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

               7. Offers To Purchase. Sections 4.12 and 4.14 of the Indenture provide that after an Asset Sale or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Senior Notes in accordance with the procedures set forth in the Indenture.

               8. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Senior Notes or portion of a Senior Note selected for redemption, or transfer or exchange any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

               9. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as the owner of it for all purposes.

               10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

               11. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the Holders of any outstanding Senior Notes, amend, waive or supplement the Indenture or the Senior Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Senior Notes may be made by the Company and the Trustee with the consent of the

Holders of not less than a majority of the aggregate principal amount of the outstanding Senior Notes, subject to certain exceptions requiring the consent of the Holders of the particular Senior Notes to be affected.

               12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will be released from those obligations.

               13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or (vii) of the Indenture) (with respect to the Company) occurs and is continuing, then the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Senior Notes shall, declare the principal of and interest on all of the Senior Notes to be due and payable immediately. If an Event of Default specified in Section 6.1(a)(vi) or (vii) of the Indenture (with respect to the Company) occurs and is continuing, the principal of and interest on all of the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual and quarterly compliance certificates to the Trustee.

               14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Notes.

               16. Discharge. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Senior Notes or upon the irrevocable deposit with the Trustee of money or U.S. Government Obligations sufficient to pay when due principal of and interest on the Senior Notes to maturity or redemption, as the case may be.

               17. Authentication. This Senior Note shall not be valid until the Trustee (or its authenticating agent) signs the certificate of authentication on the other side of this Senior Note.

               18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     GENEVA STEEL COMPANY
                     10 South Geneva Road
                     Vineyard, Utah 84058

                     Attention:  Chief Financial Officer

                                ASSIGNMENT FORM


If you the Holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Senior Note to

________________________________________________________________________________

(Insert assignee's social security or tax ID number) __________


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

__________________________________________________________

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for it.

________________________________________________________________________________



Date:______________ Your signature:_____________________________________________
                                          (Sign exactly as your name
                                          appears on the other side of
                                          this Senior Note)

Signature Guarantee: ___________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


               If you wish to have this Senior Note purchased by the Company pursuant to Section 4.12 or 4.14 of the Indenture, check the Box: [ ]

               If you wish to have a portion of this Senior Note purchased by the Company pursuant to Section 4.12 or 4.14 of the Indenture, state the amount:


                                 $_____________


Date:  ________________   Your Signature:  _____________________________________
                                                   (Sign exactly as
                                                   your name appears on
                                                   the other side of
                                                   this Senior Note)

Signature Guarantee: _____________________________________